Exhibit 99.1

xerox™ VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 9:00 a.m., Eastern Time, on May 21, 2019.

Online
Go to **www.envisionreports.com/XRX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/XRX

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Xerox Corporation Annual Meeting of Shareholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 1, 3, 4, 5 and 6.

	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger to implement the Holding Company reorganization.	☐	☐	☐

2. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Keith Cozza	☐	☐	☐	02 - Jonathan Christodoro	☐	☐	☐	03 - Joseph J. Echevarria	☐	☐	☐
04 - Nicholas Graziano	☐	☐	☐	05 - Cheryl Gordon Krongard	☐	☐	☐	06 - Scott Letier	☐	☐	☐
07 - Giovanni ("John") Visentin	☐	☐	☐								

	For	Against	Abstain
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019.	☐	☐	☐
4. Approval, on an advisory basis, of the 2018 compensation of our named executive officers.	☐	☐	☐
5. Authorize the amendment of the restated certificate of incorporation to implement a majority voting standard for certain corporate actions.	☐	☐	☐
6. Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Shareholder Proposal — The Board of Directors makes NO RECOMMENDATION on Proposal 7.

	For	Against	Abstain
7. Shareholder proposal regarding a Simple Majority Vote requirement.	☐	☐	☐

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Receive Proxy Materials Electronically Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Xerox Corporation + ANNUAL MEETING OF SHAREHOLDERS 9:00 A.M. TUESDAY, May 21, 2019 301 MERRITT 7, NORWALK, CT 06851 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX CORPORATION The undersigned appoint KEITH COZZA, A. SCOTT LETIER AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” PROPOSALS 1, 3, 4, 5 AND 6, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. AS THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION ON PROPOSAL 7, YOUR SHARES WILL NOT BE VOTED ON PROPOSAL 7 IF INSTRUCTIONS ARE NOT PROVIDED. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +